Exhibit 99.1

Clipper Realty Inc. Announces Third Quarter 2020 Results

NEW YORK, November 9, 2020 /Business Wire/ -- Clipper Realty Inc. (NYSE: CLPR) (the “Company”), a leading owner and operator of multifamily residential and commercial properties in the New York metropolitan area, today announced financial and operating results for the three months ended September 30, 2020.

Highlights for the Three Months Ended September 30, 2020

●	Achieved quarterly revenues of $29.6 million for the third quarter of 2020, representing an increase of 0.6% compared to the same period in 2019
●	Achieved quarterly income from operations of $6.8 million for the third quarter of 2020, or $5.9 million excluding a non-recurring $0.8 million gain on termination of lease
●	Achieved quarterly net operating income (“NOI”)[1] of $14.5 million for the third quarter of 2020
●	Recorded quarterly net loss of $3.4 million for the third quarter of 2020, or $4.3 million excluding a non-recurring $0.8 million gain on termination of lease
●	Achieved quarterly adjusted funds from operations (“AFFO”)[1] of $2.9 million for the third quarter of 2020
●	Declared a dividend of $0.095 per share for the third quarter of 2020

David Bistricer, Co-Chairman and Chief Executive Officer, commented,

“Our third quarter 2020 results were challenging in light of the economic issues posed by the ongoing COVID-19 pandemic, which resulted in declines in occupancy and rental rates at certain of our properties. We continue to focus on efficiently operating our portfolio, with the safety of our tenants and employees our highest priority. Despite the continuing headwinds, our properties are currently 93% leased and our third quarter rent collection rate was over 97%. We have a strong liquidity position with $105.0 million of cash on the balance sheet, consisting of $82.9 million of unrestricted cash and $22.1 million of restricted cash, and have no debt maturities on any operating properties until 2027, providing further support in the current environment. We remain committed to executing our strategic initiatives to create long-term value.”

Financial Results

For the third quarter of 2020, revenues increased by $0.2 million, or 0.6%, to $29.6 million, compared to $29.4 million for the third quarter of 2019. The growth was primarily attributable to the commencement of a new office lease at the 250 Livingston Street property and bringing the Clover House property online during the third quarter of 2019, partially offset by a decline in leased occupancy and residential rental rate at the Tribeca House property.

For the third quarter of 2020, net loss was $3.4 million, or $0.09 per share ($4.3 million, or $0.10 per share, excluding a non-recurring $0.8 million gain on termination of lease), compared to net loss of $0.2 million, or $0.01 per share, for the third quarter of 2019. The change was primarily attributable to the revenue increase discussed above, offset by higher property operating expenses (including an increase in the provision for bad debt), property taxes, insurance expense, and depreciation and amortization expense (each such expense inclusive of the impact of bringing the Clover House property online), and higher interest expense primarily resulting from the refinancing of the Flatbush Gardens property in May 2020 and the recognition of interest expense in connection with bringing the Clover House property online.

1 NOI and AFFO are non-GAAP financial measures.  For a definition of these financial measures and a reconciliation of such measures to the most comparable GAAP measures, see “Reconciliation of Non-GAAP Measures” at the end of this release.

For the third quarter of 2020, AFFO was $2.9 million, or $0.06 per share, compared to $5.4 million, or $0.12 per share, for the third quarter of 2019. The change was primarily attributable to the revenue increase discussed above, offset by higher property operating expenses (including an increase in the provision for bad debt), property taxes, insurance expense and interest expense.

Balance Sheet

At September 30, 2020, notes payable (excluding unamortized loan costs) was $1,090.4 million, compared to $1,009.4 million at December 31, 2019; the increase primarily reflected the refinancing of the Flatbush Gardens property in May 2020, partially offset by scheduled principal amortization.

The Company repurchased 45,858 shares of common stock during the third quarter at a weighted average price of $5.90 per share under its $10.0 million stock repurchase program announced in August 2020. At the end of September 2020, the Company had $9.7 million remaining under the stock repurchase program.

Dividend

The Company today declared a third quarter dividend of $0.095 per share, the same amount as last quarter, to shareholders of record on November 20, 2020, payable November 27, 2020.

Conference Call and Supplemental Material

The Company will host a conference call on November 9, 2020, at 5:00 PM Eastern Time to discuss the third quarter 2020 results and provide a business update pertaining to the COVID-19 pandemic. The conference call can be accessed by dialing (800) 346-7359 or (973) 528-0008, conference entry code 247691. A replay of the call will be available from November 9, 2020, following the call, through November 23, 2020, by dialing (800) 332-6854 or (973) 528-0005, replay conference ID 247691. Supplemental data to this press release can be found under the “Quarterly Earnings” navigation tab on the “Investors” page of our website at www.clipperrealty.com. The Company’s filings with the Securities and Exchange Commission (the “SEC”) are filed at www.sec.gov under Clipper Realty Inc.

About Clipper Realty Inc.

Clipper Realty Inc. (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates and repositions multifamily residential and commercial properties in the New York metropolitan area, with a portfolio in Manhattan and Brooklyn. For more information on the Company, please visit www.clipperrealty.com.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include estimates concerning capital projects and the success of specific properties. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release.

We disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties (including uncertainties regarding the impact of the COVID-19 pandemic, and measures intended to curb its spread, on our business, our tenants and the economy generally), most of which are difficult to predict and many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of these and other important factors that could affect our actual results, please refer to our filings with the SEC, including the "Risk Factors" section of our Quarterly Report on Form 10-Q for the quarters ended September 30, 2020, June 30, 2020, and March 31, 2020, our Annual Report on Form 10-K for the year ended December 31, 2019, and other reports filed from time to time with the SEC.

Contact Information:

Michael Frenz

Chief Financial Officer

(718) 438-2804 x2274

M: (917) 576-7750

mfrenz@clipperrealty.com

Clipper Realty Inc.

Consolidated Balance Sheets

(In thousands, except for share and per share data)

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Investment in real estate
Land and improvements	$540,859	$540,859
Building and improvements	624,379	602,547
Tenant improvements	2,998	3,051
Furniture, fixtures and equipment	12,090	11,707
Real estate under development	35,176	31,787
Total investment in real estate	1,215,502	1,189,951
Accumulated depreciation	(126,270)	(109,418)
Investment in real estate, net	1,089,232	1,080,533

Cash and cash equivalents	82,856	42,500
Restricted cash	22,117	14,432
Tenant and other receivables, net of allowance for doubtful accounts of $4,985 and $3,361, respectively	8,058	4,187
Deferred rent	673	1,274
Deferred costs and intangible assets, net	7,898	8,782
Prepaid expenses and other assets	12,047	14,499
TOTAL ASSETS	$1,222,881	$1,166,207

LIABILITIES AND EQUITY
Liabilities:
Notes payable, net of unamortized loan costs of $10,811 and $11,528, respectively	$1,079,585	$997,903
Accounts payable and accrued liabilities	11,757	13,029
Security deposits	7,079	7,570
Below-market leases, net	189	1,625
Other liabilities	4,172	4,297
TOTAL LIABILITIES	1,102,782	1,024,424

Equity:
Preferred stock, $0.01 par value; 100,000 shares authorized (including 140 shares of 12.5% Series A cumulative non-voting preferred stock), zero shares issued and outstanding	-	-
Common stock, $0.01 par value; 500,000,000 shares authorized, 17,768,814 and 17,814,672 shares issued and outstanding, respectively	178	178
Additional paid-in-capital	93,612	93,431
Accumulated deficit	(45,384)	(36,375)
Total stockholders' equity	48,406	57,234

Non-controlling interests	71,693	84,549
TOTAL EQUITY	120,099	141,783

TOTAL LIABILITIES AND EQUITY	$1,222,881	$1,166,207

Clipper Realty Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

REVENUES
Residential rental income	$21,948	$22,117	$69,345	$64,035
Commercial rental income	7,663	7,323	21,881	21,503
TOTAL REVENUES	29,611	29,440	91,226	85,538

OPERATING EXPENSES
Property operating expenses	7,867	7,357	21,894	21,667
Real estate taxes and insurance	7,463	6,740	21,105	18,178
General and administrative	2,407	1,904	7,324	6,151
Depreciation and amortization	5,934	4,929	17,364	14,068
TOTAL OPERATING EXPENSES	23,671	20,930	67,687	60,064

Gain on termination of lease	838	-	838	-

INCOME FROM OPERATIONS	6,778	8,510	24,377	25,474

Interest expense, net	(10,207)	(8,692)	(29,974)	(25,176)
Loss on modification/extinguishment of debt	-	-	(4,228)	(1,771)
Gain on involuntary conversion	-	-	85	-

Net loss	(3,429)	(182)	(9,740)	(1,473)

Net loss attributable to non-controlling interests	2,045	109	5,808	879
Net loss attributable to common stockholders	$(1,384)	$(73)	$(3,932)	$(594)

Basic and diluted net loss per share	$(0.09)	$(0.01)	$(0.24)	$(0.05)

Weighted average common shares / OP units
Common shares outstanding	17,811	17,815	17,814	17,814
OP units outstanding	26,317	26,317	26,317	26,317
Diluted shares outstanding	44,128	44,132	44,131	44,131

Clipper Realty Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,740)	$(1,473)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	16,939	13,496
Amortization of deferred financing costs	910	1,263
Amortization of deferred costs and intangible assets	785	933
Amortization of above- and below-market leases	(358)	(1,080)
Loss on modification/extinguishment of debt	4,228	1,771
Gain on involuntary conversion	(85)	-
Gain on termination of lease	(838)	-
Deferred rent	601	1,000
Stock-based compensation	1,249	1,185
Bad debt expense	1,558	-
Changes in operating assets and liabilities:
Tenant and other receivables	(5,429)	(1,399)
Prepaid expenses, other assets and deferred costs	2,341	1,839
Accounts payable and accrued liabilities	(1,299)	(1,369)
Security deposits	(491)	932
Other liabilities	(125)	1,292
Net cash provided by operating activities	10,246	18,390

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and improvements	(24,885)	(34,962)
Insurance proceeds from involuntary conversion	111	-
Sale and purchase of interest rate caps, net	(14)	-
Acquisition deposit	-	(1,550)
Net cash used in investing activities	(24,788)	(36,512)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of common stock	(240)	-
Payments of mortgage notes	(248,706)	(77,127)
Proceeds from mortgage notes	329,671	125,000
Dividends and distributions	(12,922)	(12,813)
Loan issuance and extinguishment costs	(5,220)	(2,166)
Net cash provided by financing activities	62,583	32,894

Net increase in cash and cash equivalents and restricted cash	48,041	14,772
Cash and cash equivalents and restricted cash - beginning of period	56,932	45,864
Cash and cash equivalents and restricted cash - end of period	$104,973	$60,636

Cash and cash equivalents and restricted cash - beginning of period:
Cash and cash equivalents	$42,500	$37,028
Restricted cash	14,432	8,836
Total cash and cash equivalents and restricted cash - beginning of period	$56,932	$45,864

Cash and cash equivalents and restricted cash - end of period:
Cash and cash equivalents	$82,856	$43,552
Restricted cash	22,117	17,084
Total cash and cash equivalents and restricted cash - end of period	$104,973	$60,636

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $1,065 and $5,261 in 2020 and 2019, respectively	$29,576	$26,214
Non-cash interest capitalized to real estate under development	813	937
Additions to investment in real estate included in accounts payable and accrued liabilities	3,887	7,069

Clipper Realty Inc.

Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Measures

We disclose and discuss funds from operations (“FFO”), adjusted funds from operations (“AFFO”), adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and net operating income (“NOI”), all of which meet the definition of “non-GAAP financial measures” set forth in Item 10(e) of Regulation S-K promulgated by the SEC.

While management and the investment community in general believe that presentation of these measures provides useful information to investors, neither FFO, AFFO, Adjusted EBITDA, nor NOI should be considered as an alternative to net income (loss) or income from operations as an indication of our performance. We believe that to understand our performance further, FFO, AFFO, Adjusted EBITDA, and NOI should be compared with our reported net income or income from operations and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

Funds From Operations and Adjusted Funds From Operations

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment adjustments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

AFFO is defined by us as FFO excluding amortization of identifiable intangibles incurred in property acquisitions, straight-line rent adjustments to revenue from long-term leases, amortization costs incurred in originating debt, interest rate cap mark-to-market adjustments, amortization of non-cash equity compensation, acquisition and other costs, loss on modification/extinguishment of debt, gain on involuntary conversion, gain on termination of lease and non-recurring litigation-related expenses, less recurring capital spending.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO useful in evaluating potential property acquisitions and measuring operating performance. We further consider AFFO useful in determining funds available for payment of distributions. Neither FFO nor AFFO represent net income or cash flows from operations computed in accordance with GAAP. You should not consider FFO and AFFO to be alternatives to net income (loss) as reliable measures of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (computed in accordance with GAAP) as measures of liquidity.

Neither FFO nor AFFO measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities computed in accordance with GAAP. Further, FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO and AFFO.

The following table sets forth a reconciliation of FFO and AFFO for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
FFO
Net loss	$(3,429)	$(182)	$(9,740)	$(1,473)
Real estate depreciation and amortization	5,934	4,929	17,364	14,068
FFO	$2,505	$4,747	$7,624	$12,595

AFFO
FFO	$2,505	$4,747	$7,624	$12,595
Amortization of real estate tax intangible	120	122	360	361
Amortization of above- and below-market leases	(130)	(250)	(358)	(1,080)
Straight-line rent adjustments	208	184	601	1,000
Amortization of debt origination costs	302	334	910	1,263
Amortization of LTIP awards	556	325	1,249	1,185
Loss on modification/extinguishment of debt	-	-	4,228	1,771
Gain on involuntary conversion	-	-	(85)	-
Gain on termination of lease	(838)	-	(838)	-
Non-recurring litigation-related expenses	186	87	610	87
Recurring capital spending	(59)	(126)	(442)	(405)
AFFO	$2,850	$5,423	$13,859	$16,777
AFFO Per Share/Unit	$0.06	$0.12	$0.31	$0.38

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization

We believe that Adjusted EBITDA is a useful measure of our operating performance. We define Adjusted EBITDA as net income (loss) before allocation to non-controlling interests, plus real estate depreciation and amortization, amortization of identifiable intangibles, straight-line rent adjustments to revenue from long-term leases, amortization of non-cash equity compensation, interest expense (net), acquisition and other costs, loss on modification/extinguishment of debt and non-recurring litigation-related expenses, less gain on involuntary conversion and gain on termination of lease.

We believe that this measure provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We consider Adjusted EBITDA to be a meaningful financial measure of our core operating performance.

However, Adjusted EBITDA should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating Adjusted EBITDA, and accordingly, our Adjusted EBITDA may not be comparable to that of other REITs.

The following table sets forth a reconciliation of Adjusted EBITDA for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Adjusted EBITDA
Net loss	$(3,429)	$(182)	$(9,740)	$(1,473)
Real estate depreciation and amortization	5,934	4,929	17,364	14,068
Amortization of real estate tax intangible	120	122	360	361
Amortization of above- and below-market leases	(130)	(250)	(358)	(1,080)
Straight-line rent adjustments	208	184	601	1,000
Amortization of LTIP awards	556	325	1,249	1,185
Interest expense, net	10,207	8,692	29,974	25,176
Loss on modification/extinguishment of debt	-	-	4,228	1,771
Gain on involuntary conversion	-	-	(85)	-
Gain on termination of lease	(838)	-	(838)	-
Non-recurring litigation-related expenses	186	87	610	87
Adjusted EBITDA	$12,814	$13,907	$43,365	$41,095

Net Operating Income

We believe that NOI is a useful measure of our operating performance. We define NOI as income from operations plus real estate depreciation and amortization, general and administrative expenses, acquisition and other costs, amortization of identifiable intangibles and straight-line rent adjustments to revenue from long-term leases, less gain on termination of lease. We believe that this measure is widely recognized and provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We use NOI to evaluate our performance because NOI allows us to evaluate the operating performance of our company by measuring the core operations of property performance and capturing trends in rental housing and property operating expenses. NOI is also a widely used metric in valuation of properties.

However, NOI should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to that of other REITs.

The following table sets forth a reconciliation of NOI for the periods presented to income from operations, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
NOI
Income from operations	$6,778	$8,510	$24,377	$25,474
Real estate depreciation and amortization	5,934	4,929	17,364	14,068
General and administrative expenses	2,407	1,904	7,324	6,151
Amortization of real estate tax intangible	120	122	360	361
Amortization of above- and below-market leases	(130)	(250)	(358)	(1,080)
Straight-line rent adjustments	208	184	601	1,000
Gain on termination of lease	(838)	-	(838)	-
NOI	$14,479	$15,399	$48,830	$45,974